UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)
July 27, 2009
TARGA RESOURCES PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33303 (Commission File Number)	65-1295427 (IRS Employer Identification No.)
1000 Louisiana, Suite 4300
Houston, TX 77002
(Address of principal executive office and Zip Code)
(713) 584-1000
(Registrants’ telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01—Entry into a Material Definitive Agreement
Item 3.02 — Unregistered Sales of Equity Securities
Item 7.01 — Regulation FD Disclosure
Item 8.01 — Other Events
Item 9.01 — Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-2.1
EX-23.1
EX-99.1
EX-99.2
EX-99.3

Item 1.01—Entry into a Material Definitive Agreement.
     On July 27, 2009, Targa Resources Partners LP (the “Partnership”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Targa GP Inc. and Targa LP Inc. (the “Sellers”), pursuant to which the Sellers have agreed to sell, assign, transfer and convey to the Partnership (i) 100% of the limited liability company interests in Targa Downstream GP LLC (“Targa Downstream GP”), a Delaware limited liability company, (ii) 100% of the limited liability company interests in Targa LSNG GP LLC (“Targa LSNG GP”), a Delaware limited liability company, (iii) 100% of the limited partner interests in Targa Downstream LP (“Targa Downstream LP”), a Delaware limited partnership, and (iv) 100% of the limited partner interests in Targa LSNG LP (“Targa LSNG LP”), a Delaware limited partnership (such limited liability company interests in Targa Downstream GP and Targa LSNG GP and limited partner interests in Targa Downstream LP and Targa LSNG LP being collectively referred to as the “Purchased Interests”), for aggregate consideration of $530 million, subject to certain adjustments.
     Targa Downstream LP and Targa LSNG LP, collectively, own or will own at the closing of the transaction Targa Resources, Inc.’s (“Targa”) natural gas liquids business (the “Downstream Business”) consisting of (i) the Logistics Assets Segment, which consists of fractionation facilities, storage and terminalling facilities, low sulfur natural gasoline treating facilities, pipeline transportation and distribution assets, propane storage, truck terminals and NGL transport assets, as well as Targa’s approximately 39% equity method investment in Gulf Coast Fractionators (the “Logistics Assets Segment”), (ii) the NGL Distribution and Marketing Segment, which markets NGL production and purchases mixed or component NGL products from third parties for resale (the “NGL Distribution and Marketing Segment”) and (iii) the Wholesale Marketing Segment, which provides services for refineries, including NGL balancing, purchasing or marketing propane and providing butane supply, and sells propane to retailers and end users (the “Wholesale Marketing Segment”). Each segment discussed above is as reported by Targa.
     The closing of the Purchase Agreement is subject to the satisfaction of a number of conditions, including but not limited to the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Subject to the satisfaction of the conditions in the Purchase Agreement, the Partnership anticipates that closing of this transaction will occur in the third quarter of 2009.
     The Partnership expects to finance the acquisition of the Purchased Interests with cash, funded through borrowings under the Partnership’s senior secured revolving credit facility, and by issuing to Targa or its affiliates common units representing limited partner interests in the Partnership and general partner units representing general partner interests in the Partnership.
     Pursuant to the Purchase Agreement, the Sellers have agreed to indemnify the Partnership, its Affiliates and their respective officers, directors, employees, counsel, accountants, financial advisers and consultants (the “Buyer Indemnified Parties”) from and against (i) all losses that Buyer Indemnified Parties incur arising from any breach of the Sellers’ representations, warranties or covenants in the Purchase Agreement and (ii) certain environmental and litigation matters. The Partnership agreed to indemnify the Sellers, their Affiliates and their respective officers, directors, employees, counsel, accountants, financial advisers and consultants (the “Sellers Indemnified Parties”) from and against all losses that Sellers Indemnified Parties incur arising from or out of (i) the business or operations of Targa Downstream GP, Targa Downstream LP, Targa LSNG GP and Targa LSNG LP (whether relating to periods prior to or after the Effective Time) to the extent such losses are not matters for which the Sellers have indemnified the Buyer Indemnified Parties or (ii) any breach of the Partnership’s representations, warranties or covenants in the Purchase Agreement. Certain of the Sellers’ indemnification obligations are subject to an aggregate deductible of $7,950,000 and a cap equal to $58,300,000. In addition, the parties’ reciprocal indemnification obligations for certain tax liability and losses are not subject to the deductible and cap.
     In connection with the closing of the Purchase Agreement, the Partnership, Targa and an affiliate of Targa expect to amend and restate the Omnibus Agreement to (i) recognize that the Partnership will reimburse Targa and its affiliates for direct expenses associated with the Downstream Business, (ii) clarify that the cap on general and administrative expenses (“G&A”) does not apply to the Downstream Business, (iii) require Targa to adjust the G&A billed to the Partnership (or make a payment to the Partnership, if needed) to the extent necessary to enable the Partnership to maintain a distribution coverage (calculated for each applicable quarter assuming that total distributions for such quarter equal an amount in cash sufficient to pay all equity holders including incentive distributions for the period for which distributions are declared a distribution of $0.5175 per unit) of no less than 1.0x for any fiscal quarter through the end of 2011, subject to a limitation of $8 million of such support for any fiscal quarter and (iv) provide for special termination rights for (x) certain provisions of the Omnibus Agreement if the general partner is removed without cause, (y) the Omnibus Agreement in its entirety upon a change of control of the general partner and (z) the G&A support referred to in clause (iii) above if the Partnership transfers or disposes of the Companies, the business conducted by the Companies, all or substantially all of the Company Assets, all or substantially all of the Downstream Business or all or substantially all of the Houston Area Assets to a Person that is not an Affiliate of the Partnership.

     The description of the Purchase Agreement set forth above is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this report, which is incorporated herein by reference. Capitalized terms used but not defined herein have the meaning ascribed to them in the Purchase Agreement.
     Each of the Partnership and the Sellers are indirect subsidiaries of Targa. As a result, certain individuals, including officers and directors of Targa, serve as officers and/or directors of more than one of such entities. Targa Resources GP LLC (the “General Partner”), as the general partner of the Partnership, holds a 2% general partner interest and incentive distribution rights in the Partnership.
     Certain statements in this current report are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this current report that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties, factors and risks, many of which are outside the Partnership’s control, which could cause results to differ materially from those expected by management of the Partnership. Such risks and uncertainties include, but are not limited to, weather, political, economic and market conditions, including declines in the production of natural gas or in the price and market demand for natural gas and natural gas liquids, the timing and success of business development efforts, the credit risk of customers and other uncertainties. These and other applicable uncertainties, factors and risks are described more fully in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2008 and other reports filed with the Securities and Exchange Commission. The Partnership undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
Item 3.02 — Unregistered Sales of Equity Securities.
     Pursuant to the Purchase Agreement entered into on July 27, 2009, 25% of the $530 million consideration, subject to certain adjustments, to be paid to the Sellers by the Partnership on the Closing Date to acquire the Purchased Interests will consist of 8,527,615 common units representing limited partner interests in the Partnership and 174,033 general partner units representing general partner interests in the Partnership, each valued at $15.227 per unit. The sale of the Downstream Business to the Partnership is expected to close in the third quarter of 2009. The issuance of the common units and general partner units pursuant to the Purchase Agreement will be exempt from registration under Section 4(2) of the Securities Act because the issuance will not involve a public offering of securities. Capitalized terms used but not defined herein have the meaning ascribed to them in the Purchase Agreement.
     The Purchase Agreement is filed as Exhibit 2.1 to this report and is incorporated herein by reference.
Item 7.01 — Regulation FD Disclosure.
          On July 28, 2009, the Partnership announced that it had agreed to acquire the Downstream Business from the Sellers. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
          The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.
Item 8.01 — Other Events.
          As disclosed above under Item 1.01, the Partnership has agreed to acquire the Downstream Business from the Sellers. A description of the Downstream Business is set forth below.
Brief Overview of Downstream Business
          The Downstream Business is also referred to as Targa’s NGL Logistics and Marketing Division, which consists of three segments: (i) Logistics Assets, (ii) NGL Distribution and Marketing and (iii) Wholesale Marketing.

          For the three months ended March 31, 2009, Targa reported the following financial information about its business:

Three Months Ended
March 31,
2009
(in millions)
Net income attributable to Targa Resources, Inc.	$(2.6)
Add:
Net (income) attributable to noncontrolling interests	(1.6)
Depreciation and amortization expense	41.6
General and administrative expense	23.8
Interest expense, net	25.7
Income tax benefit (expense)	(0.1)
Other, net	(1.1)

Operating Margin	$90.9

Natural Gas Gathering and Processing	$63.1

Logistics Assets	9.0

NGL Distribution and Marketing Services	14.5

Wholesale Marketing	4.3

Total Operating Margin	$90.9

          The combined operating margin for the Downstream Business was $27.8 million for the three months ended March 31, 2009 and includes the operating margin for the Logistics Assets, NGL Distribution and Marketing Services and Wholesale Marketing segments and excludes the operating margin for the Natural Gas Gathering and Processing segment. Operating margin for the Downstream Business also includes results (primarily incremental expenses) from certain immaterial assets that will not be included in the acquisition of the Downstream Business by the Partnership. In addition, operating margin for the Downstream Business does not reflect the impact of any general and administrative expense allocation for such business. Such general and administrative expense was approximately $46.3 million for the twelve months ended December 31, 2008. The information presented above with respect to Targa and the Downstream Business has not been audited. Financial statements that include both audited and interim stand-alone financial information for the Downstream Business are filed as Exhibit 99.2 to this report and pro forma information for the financial impact on the Partnership of the acquisition of the Downstream Business is filed as Exhibit 99.3 to this report, both of which are incorporated herein by reference.
     Non-GAAP Financial Measures
          Operating Margin. Targa reviews performance based on the non-generally accepted accounting principle (“non-GAAP”) financial measure of operating margin. Targa defines operating margin as total operating revenues, which consist of natural gas and NGL sales plus service fee revenues, less product purchases, which consist primarily of producer payments and other natural gas purchases, and operating expense. Natural gas and NGL sales revenue includes settlement gains and losses on commodity hedges. Targa’s operating margin is impacted by volumes and commodity prices as well as by its contract mix and hedging program, which are described in more detail below. Targa views its operating margin as an important performance measure of the core profitability of its operations. Targa reviews its operating margin monthly for consistency and trend analysis.
          The GAAP measure most directly comparable to operating margin is net income. Targa’s non-GAAP financial measure of operating margin should not be considered as an alternative to GAAP net income. Operating margin is not a presentation made in accordance with GAAP and has important limitations as an analytical tool. You should not consider operating margin in isolation or as a substitute for analysis of Targa’s results as reported under GAAP. Because operating margin excludes some, but not all, items that affect net income and is defined differently by different companies in Targa’s industry, Targa’s definition of operating margin may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

          Targa compensates for the limitations of operating margin as an analytical tool by reviewing the comparable GAAP measure, understanding the differences between the measures and incorporating these insights into its decision-making processes.
          Targa believes that investors benefit from having access to the same financial measures that its management uses in evaluating its operating results. Operating margin provides useful information to investors because it is used as a supplemental financial measure by Targa and by external users of Targa’s financial statements, including such investors, commercial banks and others, to assess:
•	the financial performance of Targa’s assets without regard to financing methods, capital structure or historical cost basis;

•	Targa’s operating performance and return on capital as compared to other companies in the midstream energy sector, without regard to financing or capital structure; and

•	the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities.
     The Logistics Assets segment includes the assets involved in the fractionation, storage and transportation of NGLs. The NGL Distribution and Marketing segment markets internal NGL production, purchases NGL products from third parties for resale, and manages much of the logistics between facilities. The Wholesale Marketing segment includes the refinery services business and wholesale propane marketing operations.
     Logistics Assets Segment
   Fractionation. The fractionation facilities included in the Logistics Assets Segment which are included in the Downstream Business include:

		Maximum Gross	2008 Gross
		Capacity	Throughput
Facility	% Owned	(MBbls/d)	(MBbls/d)
Operated Fractionation Facilities:
Lake Charles Fractionator (Lake Charles, LA)(1)	100.0	55	26.3
Cedar Bayou Fractionator (Mont Belvieu, TX (1)(2)	88.0	215	185.9

Equity Fractionation Facilities (non-operated):
Gulf Coast Fractionator (Mont Belvieu, TX)	38.8	109	105.2

(1)	Targa serves as Operator.

(2)	Includes ownership through 88% interest in Downstream Energy Ventures Co, LLC.
   The Targa NGL fractionation business included in the Downstream Business is conducted under fee-based agreements.
   Storage and Terminalling. In general, the storage assets provide warehousing of raw NGL mix, NGL products and petrochemical products in underground wells, which allows for the injection and withdrawal of such products at various times in order to meet demand cycles. The terminalling operations provide the inbound/outbound logistics and warehousing of raw NGL mix, NGL products and petrochemical products in above-ground storage tanks. Long-term and short-term storage and terminalling services are provided under fee-based agreements.
          The storage and terminalling assets include (i) a total of 35 storage wells with a net storage capacity of approximately 65 MMBbl, the usage of which may be limited by brine handling capacity, which is utilized to displace NGLs from storage and (ii) 15 terminal facilities (14 wholly owned) in Texas, Kentucky, Mississippi, Tennessee, Louisiana, Florida, New Jersey and Arizona.
          The fractionation, storage and terminalling businesses are supported by approximately 800 miles of company-owned pipelines to transport mixed NGL and specification products.

          The following tables detail the principal NGL storage and terminalling assets used in the Downstream Business:

	NGL Storage Facilities
			Number of	Gross Storage
Facility	% Owned	County/Parish/State	Active Wells	Capacity (MMBbl)
Hackberry Storage (Lake Charles)(1)	100.0	Cameron, LA	12	20.0
Mont Belvieu Storage(2)	100.0	Chambers, TX	20	41.4
Hattiesburg Storage	50.0	Forrest, MS	3	4.5

(1)	Five of the twelve owned wells are leased to Citgo Petroleum Corporation (“Citgo”) under a long-term lease. The reported gross storage capacity includes the wells leased to Citgo.

(2)	Targa owns and operates 20 wells and operates 6 wells owned by others. The reported gross storage capacity does not include the wells owned by others.

	Terminal Facilities
	%			2008 Throughput
	Owned	County/Parish/State	Description	(million gallons)
Galena Park Terminal	100	Harris, TX	NGL import/export terminal	899.0
Calvert City Terminal	100	Marshall, KY	Propane terminal	49.6
Greenville Terminal(1)	100	Washington, MS	Marine propane terminal	18.3
Pt. Everglades Terminal	100	Broward, FL	Marine propane terminal	25.9
Tyler Terminal	100	Smith, TX	Propane terminal	7.9
Abilene Transport(2)	100	Taylor, TX	Raw NGL transport terminal	14.7
Bridgeport Transport(2)	100	Wise, TX	Raw NGL transport terminal	69.2
Gladewater Transport(2)	100	Gregg, TX	Raw NGL transport terminal	63.3
Hammond Transport	100	Tangipahoa, LA	Transport terminal	33.1
Chattanooga Terminal	100	Hamilton, TN	Propane terminal	23.2
Mont Belvieu Terminal(3)	100	Chambers, TX	Transport and storage terminal	2,910.4
Hackberry Terminal	100	Cameron, LA	Storage terminal	316.9
Sparta Terminal	100	Sussex, NJ	Propane terminal	11.3
Hattiesburg Terminal	50	Forrest, MS	Propane terminal	147.2
Winona Terminal(4)	100	Coconino, AZ	Propane terminal	—

(1)	Volumes reflect total import and export across the dock/terminal.

(2)	Volumes reflect total transport and injection volumes.

(3)	Volumes reflect total transport and terminal throughput volumes.

(4)	Anticipated commencement of operations in the third quarter of 2009.
     Transportation and Distribution. Transportation assets included in the Downstream Business include:
•	approximately 770 railcars that Targa leases and manages;

•	approximately 70 owned and leased transport tractors and approximately 100 company-owned tank trailers; and

•	21 company-owned pressurized NGL barges with more than 320,000 barrels of capacity.
     Transportation services to refineries and petrochemical companies are provided under fee-based agreements.
     NGL Distribution and Marketing
          In the NGL Distribution and Marketing segment, Targa markets its own NGL production and also purchases component NGL products from other NGL producers and marketers for resale. In 2008, Targa’s distribution and marketing services business sold an average of approximately 219 MBbl/d of NGLs to third parties in North America.

          Targa generally purchases raw NGL mix at a monthly pricing index less applicable fractionation, transportation and marketing fees and resells these products to petrochemical manufacturers, refineries and other marketing and retail companies. This segment is primarily a physical settlement business in which Targa earns margin from purchasing and selling NGL products. Targa also earns margin by purchasing and reselling NGL products in the spot and forward physical markets.
     Wholesale Marketing
   Refinery Services. In the refinery services business, Targa typically provides NGL balancing services, in which Targa has contractual arrangements with refiners to purchase and/or market propane and to provide butane supply. Targa also contracts for and uses the storage, transportation and distribution assets included in its Logistics Assets segment to assist refinery customers in managing their NGL product demand and production schedules. The refinery services are provided using net-back contract arrangements under which fees are earned for locating and supplying NGL feedstocks to refineries based on a percentage of the cost to obtain such supply or a minimum fee per gallon.
   Wholesale Propane Marketing. Targa’s wholesale propane marketing operations include primarily the sale of propane and related logistics services to major multi-state retailers, independent retailers and other end-users. The propane is generally sold at a fixed or posted price at the time of delivery and can be sold under net-back arrangements.
Item 9.01 — Financial Statements and Exhibits.
(a) Financial statements of the Downstream Business. The audited consolidated financial statements (including the notes thereto) of the Downstream Assets of Targa Resources, Inc. for the years ended December 31, 2008, 2007 and 2006 and the unaudited combined financial statements of the Downstream Assets of Targa Resources, Inc. as of March 31, 2009 and for the three months ended March 31, 2009 and 2008 are filed as Exhibit 99.2 to this report and incorporated herein by reference.
(b) Pro forma financial information. The unaudited pro forma combined financial information of the Partnership and the Downstream Assets of Targa Resources, Inc. as of March 31, 2009 and for the three months ended March 31, 2009 and 2008, and for the years ended December 31, 2008, 2007 and 2006 is filed as Exhibit 99.3 to this report and incorporated herein by reference.
(d) Exhibits.

Exhibit No.	Description

2.1*	Purchase and Sale Agreement, dated as of July 27, 2009, by and between Targa Resources Partners LP, Targa GP Inc. and Targa LP Inc.

23.1	Consent of Independent Registered Public Accounting Firm

99.1	Targa Resources Partners LP Press Release dated July 28, 2009

99.2	Audited Combined Financial Statements (including the notes thereto) of the Downstream Assets of Targa Resources, Inc. for the years ended December 31, 2008, 2007 and 2006 and the Unaudited Combined Financial Statements of the Downstream Assets of Targa Resources, Inc. as of March 31, 2009 and for the three months ended March 31, 2009 and 2008

99.3	Unaudited Pro Forma Combined Financial Information of Targa Resources Partners LP and the Downstream Assets of Targa Resources, Inc. as of March 31, 2009 and for the three months ended March 31, 2009 and 2008, and for the years ended December 31, 2008, 2007 and 2006

*	Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGA RESOURCES PARTNERS LP
	By:	Targa Resources GP LLC,
its general partner

Dated: July 28, 2009	By:	/s/ Jeffrey J. McParland
Jeffrey J. McParland
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Purchase and Sale Agreement, dated as of July 27, 2009, by and between Targa Resources Partners LP, Targa GP Inc. and Targa LP Inc.

23.1	Consent of Independent Registered Public Accounting Firm

99.1	Targa Resources Partners LP Press Release dated July 28, 2009

99.2	Audited Combined Financial Statements (including the notes thereto) of the Downstream Assets of Targa Resources, Inc. for the years ended December 31, 2008, 2007 and 2006 and the Unaudited Combined Financial Statements of the Downstream Assets of Targa Resources, Inc. as of March 31, 2009 and for the three months ended March 31, 2009 and 2008

99.3	Unaudited Pro Forma Combined Financial Information of Targa Resources Partners LP and the Downstream Assets of Targa Resources, Inc. as of March 31, 2009 and for the three months ended March 31, 2009 and 2008, and for the years ended December 31, 2008, 2007 and 2006

*	Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.